Exhibit 3.114

State of Delaware Secretary of State Division of Corporations Delivered 09:50 AM 12/28/2007 FILED 09:50 AM 12/28/2007 SRV 071369487 – 2066922 FILE

CERTIFICATE OF CONVERSION

CONVERTING

COMMUNITY HEALTH INVESTMENT CORPORATION

(A Delaware Corporation)

TO

COMMUNITY HEALTH INVESTMENT COMPANY, LLC

(A Delaware Limited Liability Company)

This Certificate of Conversion is being filed for the purpose of converting Community Health Investment Corporation, a Delaware corporation (the “Converting Corporation”), to a Delaware limited liability company to be named “Community Health Investment Company, LLC” (the “Company”) pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”).

The undersigned, as an authorized person of the Converting Corporation and the Company, does hereby certify as follows:

1. Name of Converting Corporation. The name of the Converting Corporation immediately prior to the filing of this Certificate of Conversion, was “Community Health Investment Corporation”.

2. Date and Jurisdiction of Incorporation of Converting Corporation. The date on which, and the jurisdiction where, the Converting Corporation was incorporated, which jurisdiction has not changed, are as follows:

Date	Jurisdiction

July 19, 1985	Delaware

3. Name of Converted Limited Liability Company. The name of the Delaware limited liability company to which the Converting Corporation has been converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is “Community Health Investment Company, LLC”.

4. Effective Time. This Certificate of Conversion shall be effective at 11:50 p.m. on December 31, 2007.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of December 27, 2007.

/s/ Rachel A. Seifert

Name:	Rachel A. Seifert
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 09:50 AM 12/28/2007 FILED 09:50 AM 12/28/2007 SRV 071369487 – 2066922 FILE

CERTIFICATE OF FORMATION

OF

COMMUNITY HEALTH INVESTMENT COMPANY, LLC

This Certificate of Formation is being filed pursuant to Section 18-214(b) of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., in connection with the conversion of Community Health Investment Corporation, a Delaware corporation, to a Delaware limited liability company.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Community Health Investment Company, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, DE (New Castle County) 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

3. Effective Time. This Certificate of Formation shall become effective at 11:50 p.m. on December 31, 2007.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of December 27, 2007.

/s/ Rachel A. Seifert

Name:	Rachel A. Seifert
Authorized Person